News Release

Exhibit No. 99

(Advisory: Niagara Mohawk will announce year-end results February 15. See information at end of this release.)

NIAGARA MOHAWK COMPLETES SALE OF SHARE OF ROSETON POWER PLANT

SYRACUSE, Jan. 31 -- Niagara Mohawk Power Corp. has completed the sale of its 25 percent ownership share of the Roseton electric generating station on the Hudson River in the town of Newburgh, Orange County, to Dynegy Inc. of Houston, for $80 million.

The sale of the plant was included in an auction of generating assets conducted by plant operator Central Hudson Gas & Electric Corp. as part of that utility’s deregulation program.

The Roseton facility, which went on line in 1974, consists of two 600-megawatt units capable of burning oil or natural gas. It was jointly owned by Niagara Mohawk (25 percent), Central Hudson (35 percent) and Consolidated Edison Co. of New York Inc. (40 percent).

“This sale completes the divestiture of our fossil-fueled and hydroelectric generating assets,” said William F. Edwards, senior vice president and chief financial officer of Niagara Mohawk Holdings.

Niagara Mohawk to Announce Year-end Results
On Thursday, February 15, 2001

Niagara Mohawk Holdings, Inc. will announce its year-end 2000 results on Thursday, February 15. The company will host a conference call on Thursday, February 15 at 2:00 p.m. (EST) to discuss year-end results.

In order to join the call, dial 888-261-9236 after 1:50 p.m. For those unable to join the conference call at that time, a replay will be available for one week by calling 888-243-8965.

Niagara Mohawk Power Corp. is a wholly owned subsidiary of Niagara Mohawk Holdings Inc. (NYSE:NMK), an investor-owned energy services company that provides electricity to more than 1.5 million customers across 24,000 square miles of Upstate New York. The company also delivers natural gas to more than 540,000 customers over 4,500 square miles of eastern, central and northern New York.